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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-12

Vital Images, Inc. (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VITAL IMAGES, INC.
3300 Fernbrook Lane N., Suite 200
Plymouth, Minnesota 55447
(763) 852-4100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 10, 2001

To the Shareholders of Vital Images, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vital Images, Inc., a Minnesota corporation (the "Company"), will be held on Thursday, May 10, 2001, at 3:30 p.m. (Minneapolis, Minnesota time), at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, for the following purposes:

  1.
  To elect seven directors of the Company for the coming year.

  2.
  To consider and act upon a proposal to amend the 1997 Stock Option and Incentive Plan to increase the number of shares reserved for issuance thereunder.

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2001.

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only holders of record of the Company's common stock at the close of business on March 23, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

    Each of you is invited to attend the Annual Meeting in person if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

By Order of the Board of Directors
Gregory S. Furness, Secretary
April 17, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

VITAL IMAGES, INC.
3300 Fernbrook Lane N., Suite 200
Plymouth, Minnesota 55447
(763) 852-4100

PROXY STATEMENT

SOLICITATION OF PROXIES

    The enclosed proxy is solicited by and on behalf of the Board of Directors of Vital Images, Inc., a Minnesota corporation ("Vital Images" or the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, on Thursday, May 10, 2001, at 3:30 p.m. (Minneapolis, Minnesota time), and any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 17, 2001.

    The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, facsimile or personally.

VOTING AND REVOCATION OF PROXY

    Only holders of record of the Company's common stock at the close of business on March 23, 2001, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, 6,827,473 shares of the Company's common stock were outstanding. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting.

    Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted (i) FOR the election of the nominees for the Board of Directors named in this Proxy Statement; (ii) FOR the approval of an amendment to the 1997 Stock Option and Incentive Plan to increase the number of shares reserved for issuance thereunder; and (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2001. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) giving written notice of such revocation to the Secretary of the Company, (b) giving another written proxy bearing a later date, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

    A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. In general, the shareholders of the Company may take action by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on a particular item of business, or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name," which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

PROPOSALS OF SHAREHOLDERS

    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, any shareholder wishing to have a proposal considered for inclusion in the Company's proxy solicitation material for the 2002 Annual Meeting of Shareholders must set forth such proposal in writing and file it with the Secretary of the Company no later than December 21, 2001. Further, pursuant to Rule 14a-4, if a shareholder fails to notify the Company of a proposal before March 5, 2002, such notice will be considered untimely and management proxies may use their discretionary voting authority with respect to any such proposal.

OTHER BUSINESS

    At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

FINANCIAL INFORMATION

    The Company's 2000 Annual Report to Shareholders, including, but not limited to, the balance sheets as of December 31, 2000 and 1999 and the related statements of operations and cash flows for the three years ended December 31, 2000, accompanies these materials. A copy of the 2000 Annual Report to Shareholders may be obtained without charge upon request to the Company. In addition, the Company will provide without charge to any shareholder solicited hereby, upon written request of such shareholder, a copy of its 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Requests should be directed to Investor Relations, Vital Images, Inc., 3300 Fernbrook Lane N., Suite 200, Plymouth, Minnesota 55447.

BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth, as of February 28, 2001, certain information regarding the beneficial ownership of shares of common stock of the Company by (i) each person or entity who is known by the Company to own more than 5% of the Company's common stock, (ii) each director or nominee for director of the Company, (iii) each person listed in the Summary Compensation Table and (iv) all directors, nominees and executive officers of the Company as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Outstanding(2)
Jess S. Morgan & Co., Inc. 5750 Wilshire Boulevard Suite 590 Los Angeles, CA 90036	1,092,400	(3)	14.92%
Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	900,125	(4)	12.72%
Officers and Directors:
Douglas M. Pihl	234,694	(5)	3.33%
Albert Emola	101,500	(6)	1.47%
Vincent J. Argiro, Ph.D.	440,970	(7)	6.36%
James B. Hickey, Jr.	27,500	(8)	*
Richard W. Perkins	122,000	(9)	1.78%
Michael W. Vannier, M.D.	27,000	(10)	*
Sven A. Wehrwein	26,500	(11)	*
Steven P. Canakes	55,500	(12)	*
Gregory S. Furness	136,200	(13)	1.96%
Jay D. Miller	105,400	(14)	1.52%
All directors and executive officers as a group (12 persons, including those named above)	1,345,509	(15)	17.51%

*
Less than one percent.

(1)
Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.

(2)
Based on 6,822,973 shares outstanding as of February 28, 2001. Such number does not include 3,885,125 shares of common stock issuable upon exercise of stock options and warrants outstanding as of February 28, 2001. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person(s) within 60 days upon the exercise of existing stock options and warrants.

(3)
Includes 500,000 shares that Jess S. Morgan & Company has the right to acquire within 60 days upon the exercise of stock warrants.

(4)
Excludes shares beneficially owned by Mr. Perkins, a director of the Company and the controlling shareholder of Perkins Capital Management, Inc. ("PCM"), a registered investment adviser. Includes 253,500 shares that PCM has the right to acquire upon exercise of stock warrants. Of the 900,125 shares held for the account of clients of PCM, for which beneficial ownership is disclaimed by PCM, PCM has sole investment power with regard to all such shares and sole voting power over 18,500 of such shares. Reflects information as of February 28, 2001, derived from a Schedule 13G, dated January 22, 2001, filed by PCM with the Securities and Exchange Commission.

(5)
Includes 221,472 shares that Mr. Pihl has the right to acquire within 60 days upon the exercise of stock options and warrants. Also includes 750 shares held by Mr. Pihl's spouse.

(6)
Includes 99,000 shares that Mr. Emola has the right to acquire within 60 days upon the exercise of stock options.

(7)
Includes 105,310 shares that Dr. Argiro has the right to purchase within 60 days upon the exercise of stock options. Excludes 109,550 shares held by Dr. Argiro's spouse. Dr. Argiro disclaims beneficial ownership of the shares held by his spouse.

(8)
Includes 22,500 shares that Mr. Hickey has the right to acquire within 60 days upon exercise of stock options and warrants.

(9)
Includes 5,250 shares held by the Perkins Foundation and 80,250 shares held by various trusts of which Mr. Perkins is the sole trustee. Also includes 36,500 shares Mr. Perkins has the right to purchase within 60 days upon the exercise of stock options and warrants. Excludes 900,125 shares of stock beneficially owned by PCM. Mr. Perkins disclaims beneficial ownership of the shares held by PCM.

(10)
Includes 24,000 shares that Dr. Vannier has the right to acquire within 60 days upon the exercise of stock options and warrants.

(11)
Includes 25,000 shares that Mr. Wehrwein has the right to acquire within 60 days upon the exercise of stock options and warrants.

(12)
Includes 55,500 shares that Mr. Canakes has the right to acquire within 60 days upon exercise of stock options.

(13)
Includes 110,200 shares that Mr. Furness has the right to acquire within 60 days upon exercise of stock options and warrants.

(14)
Includes 103,900 shares that Mr. Miller has the right to acquire within 60 days upon exercise of stock options and warrants.

(15)
Includes 861,182 shares that all directors and executive officers as a group have the right to acquire within 60 days upon the exercise of existing stock options and warrants.

ELECTION OF DIRECTORS
(Proposal 1)

    The business and affairs of the Company are managed under the direction of its Board of Directors. Directors of the Company are elected annually to serve until the next annual meeting of shareholders or until their earlier resignation, death or removal. The Board has nominated the seven individuals named below to serve as directors of the Company, and the shareholders will be asked at the Annual Meeting to elect such individuals. Unless authority is withheld, all proxies received in response to this solicitation will be voted FOR the election of the nominees named below. Each of the nominees named below is now a director of the Company and has served continuously as a director since the month and year indicated. All nominees have indicated a willingness to serve if elected. If any nominee becomes unable to serve prior to the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.

Name	Positions with the Company	Age	Director Since
Douglas M. Pihl	Chairman of the Board	61	May 1997
Albert Emola	President, Chief Executive Officer and Director	50	December 1999
Vincent J. Argiro, Ph.D.	Chief Technology Officer, Founder and Director	45	May 1997(1)
James B. Hickey, Jr.	Director	47	May 1998
Richard W. Perkins	Director	70	May 1997(1)
Michael W. Vannier, M.D.	Director	52	December 1997
Sven A. Wehrwein	Director	50	May 1997

(1)
Dr. Argiro was Chairman of the Board from September 1988 to May 1994, and Mr. Perkins was a director of the Company prior to May 12, 1997, when the Company was spun-off from Bio-Vascular, Inc.

Shareholder Approval

    The affirmative vote of a plurality of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required for the election of directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AS SET FORTH IN PROPOSAL 1.

INFORMATION CONCERNING DIRECTORS,
NOMINEES AND EXECUTIVE OFFICERS

Directors and Nominees

    The following discussion sets forth certain information concerning the individuals nominated by the Board of Directors to serve as directors of the Company.

    Douglas M. Pihl has been a director of the Company since May 1997, its Chairman of the Board since December 1997, and was its Chief Executive Officer from February 1998 to December 1999.

Since August 1996, Mr. Pihl has been a private investor. Mr. Pihl has served as Chief Executive Officer of MathStar Inc., since April of 1996. From May 1992 to August 1996, Mr. Pihl was President, Chief Executive Officer, and a Director of NetStar, Inc. Mr. Pihl has over 30 years of experience in the computer industry with extensive responsibility in design, product planning and management. From February 1989 to December 1990, Mr. Pihl was Senior Vice President, Development for Apertus Technologies, Inc. (formerly Lee Data Corporation). From December 1987 until February 1989, Mr. Pihl was an independent consultant. Mr. Pihl was Senior Vice President-Development of Lee Data Corporation ("Lee Data") from April 1979 until December 1987. Mr. Pihl co-founded Lee Data in 1979, which then developed, manufactured and marketed computer peripheral products. In addition to the Company, Mr. Pihl serves as a director of Astrocom Corporation and Printware, Inc., both of which are publicly-held companies.

    Albert Emola has been a director of the Company since December 1999. Mr. Emola was appointed President and Chief Executive Officer of Vital Images in December 1999. From January 1999 until December 1999, Mr. Emola served as an independent management consultant. From August 1994 to January 1999, Mr. Emola served as President and Chief Executive Officer of Flexmedics Corporation, a designer and manufacturer of nitinol-based medical products. From May 1991 until August 1994, Mr. Emola served as a consultant to other start-up medical companies requiring broad-based strategic direction and implementation. From November 1985 to May 1991, Mr. Emola also served at St. Jude Medical, most recently as Vice President of Corporate Development.

    Vincent J. Argiro, Ph.D. has been a director of the Company since May 1997. Dr. Argiro, the Founder of the Company, was named Chief Technology Officer of Vital Images in October 1995. From May 1994 to May 1997, Dr. Argiro served as a Vice President of Bio-Vascular, the former parent company of Vital Images. Dr. Argiro also served as a director of Bio-Vascular from May 1994 until March 1996. Following the acquisition of the Company by Bio-Vascular in May 1994, Dr. Argiro served as President of the Company until October 1995. Dr. Argiro, served as Chairman of the Board of the Company from September 1988 until May 1994. From 1988 to 1990 and from September 1991 to June 1992, Dr. Argiro also served as President of the Company.

    James B. Hickey, Jr., has been a director of the Company since May 1998. Mr. Hickey is a private investor and has most recently served as President and Chief Executive Officer of Angeion Corporation, a medical device manufacturer, from July 1998 until December 1999. Previously, Mr. Hickey served as President and Chief Executive Officer of Aequitron Medical, Inc. from 1993 to 1997. In his earlier career, Mr. Hickey spent 15 years with Baxter Healthcare/American Hospital Supply Corporation, where he was President of the Respiratory Anesthesia Systems Division from 1989 to 1993, and before that, President of the Hospitex Division. Currently, Mr. Hickey serves as a director of Allied Healthcare Products, Inc. and Angeion Corporation, both of which are publicly-held companies, as well as Pulmonetic Systems, Inc. and The Merchant's Exchange of St. Louis, LLC.

    Richard W. Perkins has been a director of the Company since May 1997. Mr. Perkins has served as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, since 1984. Mr. Perkins also serves on the board of directors of the following public companies: Bio-Vascular, Inc., LifeCore Biomedical, Inc., Intelefilm Corporation, CNS, Inc., Nortech Systems, Inc., PW Eagle, Inc., Paper Warehouse, Inc., Quantech Ltd., and Harmony Holdings, Inc.

    Michael W. Vannier, M.D. has been a director of the Company since December 1997. Dr. Vannier is currently a Professor of Radiology in the College of Medicine at the University of Iowa. He was also the Head of the Department of Radiology from June 1996 to November 2000. From 1982 to 1997, Dr. Vannier was a staff radiologist at Barnes Jewish Hospital and St. Louis Children's Hospital in St. Louis Missouri. Dr. Vannier was also the Georgia Eminent Scholar in Medical Imaging at the Emory University School of Medicine in Atlanta, Georgia from 1994 to 1996, and served as Vice-Chairman for Research at the Mallinckrodt Institute of Radiology from 1992 to 1994. Dr. Vannier also served as a

Professor of Radiology at the Mallinckrodt Institute of Radiology from 1989 to 1997, as an Assistant Professor of Radiology and Surgery at the Washington University School of Medicine in St. Louis, Missouri from 1983 to 1997, and as an Affiliate Professor of System Science and Mathematics at the Washington University College of Engineering in St. Louis, Missouri from 1984 to 1997.

    Sven A. Wehrwein has been a director of the Company since May 1997. Mr. Wehrwein has been an independent financial consultant since March 1999, and at other times since January 1995. From December 1998 to February 1999, Mr. Wehrwein was the Chief Financial Officer of Digi International Inc. From November 1997 to July 1998, Mr. Wehrwein was Chief Financial Officer of the Center for Diagnostic Imaging. He served as Chief Financial Officer of InStent Inc. from June 1995 to August 1996. InStent was acquired by Medtronic, Inc. in June 1996. From July 1990 to December 1994, Mr. Wehrwein was as a Managing Director in the Corporate Finance Department of Wessels, Arnold & Henderson, a Minneapolis-based investment banking firm. Mr. Wehrwein is a Certified Public Accountant. Mr. Wehrwein is also a director of Lightning Rod Software, Inc. and Zamba Corporation, both publicly held companies.

Board Committees and Actions

    During 2000, the Board of Directors met five times. The Board of Directors has two standing committees, a Compensation Committee, which met twice, and an Audit Committee, which met five times during 2000. With the exception of Dr. Vannier who was unable to attend the two meetings of the Compensation Committee and two meetings of the Board of Directors, each director attended at least 75% of the total number of meetings of the Board of Directors and of committees on which the director served during 2000.

    The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and senior management of the Company and administers the Company's 1997 Director Stock Option Plan and 1997 Stock Option and Incentive Plan. In addition to the meetings and actions of the Compensation Committee described above, the entire Board of Directors discussed and reviewed compensation issues throughout the year at its regular meetings. The current members of the Compensation Committee are James B. Hickey, Jr. (Chairman), Michael W. Vannier, M.D. and Sven A. Wehrwein.

    As described in the Audit Committee Report included later in this Proxy Statement, the Audit Committee reviews the internal and external financial reporting of the Company and reviews the scope of the independent audit. The current members of the Audit Committee are Sven A. Wehrwein (Chairman), James B. Hickey, Jr. and Michael W. Vannier, M.D.

    The Board of Directors does not have a nominating committee.

Director Compensation

    Director Fees.  During 2000, non-employee directors received a $5,000 annual retainer, and the Chairman of the Board received a $6,000 annual retainer. In 2000, the non-employee directors of the Company also received a fee of $500 for each Board meeting they attended, and, in addition, each non-employee director who is a member of a committee of the Board of Directors also received $500 for each committee meeting he attended.

    1997 Director Stock Option Plan.  The Vital Images, Inc. 1997 Director Stock Option Plan ("Director Plan") was adopted by the Board of Directors on March 19, 1997 and approved by the sole shareholder of the Company on May 1, 1997. The Director Plan is intended to assist the Company in attracting, motivating and retaining well-qualified individuals to serve as directors of the Company. As described below, the Director Plan provides for the automatic and discretionary grant of options. The only persons eligible to receive options under the Director Plan are members of the Board of Directors of the Company, and the only persons eligible to receive automatic grants of options under the Director Plan are those Directors of the Company who are not also employees of the Company. The Director Plan currently provides that the total number of shares of the Company's common stock that may be purchased upon the exercise of options shall not exceed 210,000 shares, subject to adjustment as provided in the Director Plan.

    The Director Plan is administered by the Board of Directors of the Company. However, certain grants of stock options under the Director Plan and the amounts and terms of the options so granted are automatically determined under the Director Plan. As such, the Board of Directors has no authority to determine the grant or terms of such automatic options.

    Under the Director Plan, until February 2000, non-employee directors of the Company received automatic grants of stock options for 15,000 shares on their initial election or appointment to the Board of Directors and on each third anniversary thereafter. On February 24, 2000, the Board of Directors voted to increase the size of the automatic option grants to current and future non-employee directors from 15,000 shares to 18,000 shares, and this amendment was approved by the Company's shareholders at the 2000 Annual Meeting.

    All options automatically granted under the Director Plan expire eight years after the date of grant. The exercise price per share for each option granted under the Director Plan is equal to 100% of the "fair market value" of a share of the Company's common stock on the date such option is granted. Options automatically granted under the Director Plan vest and become exercisable as to one-third of the option shares on the first, second and third December 31 following the date of grant. The Director Plan also permits the Board of Directors to make discretionary grants of stock options to one or more Directors in addition to the automatic option grants. Upon the discretionary grant of an option, the Board of Directors fixes the number of shares of the Company's common stock that the optionee may purchase upon exercise of the option and the price at which the shares may be purchased. The exercise price of such options cannot be less than the "fair market value" of the common stock at the time the option is granted.

Executive Officers

    The following discussion sets forth information as of February 28, 2001 about the executive officers of the Company who are not directors.

Name	Positions with the Company	Age	Officer Since
Steven P. Canakes	Vice President—Sales	45	August 1998
Gregory S. Furness	Vice President—Finance, Chief Financial Officer, Treasurer and Secretary	46	February 1997
David M. Frazee	Vice President—Engineering	40	March 1999
Jay D. Miller	General Manager and Vice President—Business Development	41	February 1997
Robert C. Samec	Vice President—Regulatory Affairs, Quality Assurance and Operations	48	October 1998

    Steven P. Canakes was named Vice President—Sales in March 2000. Prior to that Mr. Canakes was the Company's Vice President—U.S. Sales from August 1998 to March 2000 and its Director of U.S. Sales from March 1998 to August 1998. From July 1996 to March 1998, Mr. Canakes was Vice President of Business Development for MedManagement, LLC in Plymouth, Minnesota. From

February 1994 to July 1996, Mr. Canakes served as Vice President of Sales for Medintell Systems and Value Health Corporation, a Medintell Systems Division. Prior to February 1994, Mr. Canakes was a CT Product Sales Manager for Picker International, Inc.

    Gregory S. Furness was named Vice President—Finance, Chief Financial Officer, Treasurer and Secretary of Vital Images in February 1997. From December 1987 to December 1996, Mr. Furness served as Executive Vice President and Chief Financial Officer of CAMAX Manufacturing Technologies, Inc., a computer-aided manufacturing software developer, which was acquired by Structural Dynamics Research Corporation in June 1996. Prior to December 1987, Mr. Furness was employed as Vice President, Finance and Chief Financial Officer of Mizar, Inc., and as an audit manager at Deloitte and Touche LLP. Mr. Furness is a Certified Public Accountant.

    David M. Frazee was named Vice President—Engineering in March 1999. From July 1998 to March 1999, Mr. Frazee served as a Manager in the Solution Strategies Practice of Whittman-Hart, Inc. From April 1997 to July 1998, Mr. Frazee was Director of Program Management and Internet Products at LodgeNet Entertainment, Inc. From June 1982 to April 1997, Mr. Frazee held several systems and software development and management positions at GE Medical Systems, Inc., most recently as Manager of the Global Software Applications Operation.

    Jay D. Miller was named General Manager and Vice President—Business Development of Vital Images in August 1998, and served as the Company's Vice President—Marketing and Business Development from February 1997 to August 1998. From 1989 until his employment by Vital Images, Mr. Miller was employed by GE Medical Systems, Inc. in positions of increasing responsibility in the marketing area, including serving as product manager for MRI imaging products and marketing manger for the cardiology market segment. Prior to 1989, Mr. Miller was employed by Siemens Medical Systems in technical marketing.

    Robert C. Samec was named Vice President—Regulatory Affairs and Quality Assurance in October 1998 and assumed responsibility for Operations in September 2000. Mr. Samec served as Vice President, Regulatory/Quality of ContiMed, Inc., a urologic device developer, from October 1997 to October 1998. Prior to October 1997, Mr. Samec spent 15 years with Aequitron Medical, Inc., a developer of portable respiratory devices, where he was Vice President, Regulatory Affairs/Quality Assurance.

Compliance with Section 16(a)

    Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and any persons holding more than 10% of the outstanding common stock of the Company to file reports with the Securities and Exchange Commission concerning their initial ownership of common stock and any subsequent changes in that ownership. The Company believes that during 2000 the filing requirements were satisfied, except as follows: Albert Emola filed one late report disclosing that he had purchased 2,500 shares. In making this disclosure, the Company has relied solely on written representations of its directors, executive officers and beneficial owners of more than 10% of common stock and copies of the reports that they have filed with the Securities and Exchange Commission.

Executive Compensation

    The following table sets forth certain information regarding compensation earned by or awarded to (i) each person who served as the Company's Chief Executive Officer during any part of the year ended December 31, 2000, and (ii) the Company's four other most highly compensated executive officers whose annual compensation was $100,000 or more for the year ended December 31, 2000 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards Shares Underlying Options (#)
Annual Compensation
All Other Compensation
Name and Principal Position	Year	Salary	Bonus(1)
Albert Emola President and Chief Executive Officer(2)	2000 1999 1998	$180,000 — —	$45,000 — —	— 275,000 —	$	— — —
Vincent J. Argiro, Ph.D. Chief Technology Officer and Founder	2000 1999 1998	$134,667 120,000 120,000	$33,667 26,766 60,069	20,000 35,000 25,000	$	— 6,265 —	(3)
Steven P. Canakes Vice President—Sales(4)	2000 1999 1998	$132,833 120,000 97,308	$36,529 26,766 63,821	25,000 35,000 50,000	$	— — —
Gregory S. Furness Vice President—Finance, Chief Financial Officer, Treasurer and Secretary	2000 1999 1998	$134,667 120,000 120,000	$37,033 26,766 60,069	20,000 35,000 25,000	$	— — —
Jay D. Miller General Manager and Vice President—Business Development	2000 1999 1998	$134,667 120,000 120,000	$37,033 26,766 60,137	20,000 35,000 50,000	$	— — —

(1)
The executive officers of the Company are eligible to earn annual cash bonuses tied to the level of achievement of annual performance targets. Bonuses are generally paid following the end of the year in which they are earned.

(2)
Mr. Emola was named President and Chief Executive Officer of the Company in December 1999.

(3)
Represents payments for relocation expenses.

(4)
Mr. Canakes has served as the Company's Vice President—Sales since March 2000, its Vice President—U.S. Sales from August 1998 to March 2000 and as the Director of U.S. Sales from March 1998 to August 1998.

Retirement Savings Plan

    The Company maintains the Vital Images, Inc. Salary Savings Plan (the "Plan"), which is intended to qualify under Section 401(k) of the Internal Revenue Code, as amended. The Plan covers substantially all employees. Each employee may elect to contribute to the Plan through payroll deductions of up to 25% of his or her salary, subject to certain limitations. At the discretion of the Board of Directors, the Company may make matching contributions equal to a percentage of the salary reduction contributions or other discretionary amounts. There were no contributions to the Plan by the Company in 2000, 1999 and 1998.

1997 Stock Option and Incentive Plan

    The Vital Images, Inc. 1997 Stock Option and Incentive Plan (the "1997 Plan") permits the Company to grant awards to employees, consultants and other service providers in the form of incentive stock options, non-qualified stock options, restricted stock, performance units and stock bonuses. On February 28, 2001, options for an aggregate of 1,578,793 shares were outstanding under the 1997 Plan, and 197,956 shares were available for grant. On February 25, 1999, the Board of Directors voted to increase the number of shares reserved for issuance under the 1997 Plan from 925,000 shares to 1,425,000 shares, which was approved by the shareholders at the 1999 Annual Meeting. Effective February 24, 2000, the Board of Directors voted to increase the number of shares reserved for issuance under the 1997 Plan from 1,425,000 to 1,925,000 shares, which was approved by the Company's shareholders at the 2000 Annual Meeting. Effective February 8, 2001, the Board of Directors voted to increase the number of shares reserved for issuance under the 1997 Plan from 1,925,000 to 2,500,000 shares, subject to the approval of the Company's shareholders on or before February 8, 2002. Awards may be granted under the 1997 Plan through March 19, 2007. The 1997 Plan may be terminated earlier by the Board of Directors in its sole discretion.

    The 1997 Plan is administered by the Compensation Committee of the Board of Directors. The 1997 Plan gives broad powers to the Committee to administer and interpret the plan, including the authority to select the individuals to be granted awards and to prescribe the particular form and conditions of each award granted. Awards are granted on the basis of various factors, including the individual's capacity for contributing to the successful performance of the Company, the nature of the operations for which the individual is responsible, and the period for which the individual has served or will have served the Company at the vesting of the award.

    The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the Company's 2000 fiscal year.

Option Grants in Last Fiscal Year

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
		Percent of Total Options Granted to Employees in Fiscal Year
				Market Price at Grant Date ($/Sh)
	Options Granted(2)(#)		Exercise Price ($/Sh)		Expiration Date
Name						5% ($)	10% ($)
Albert Emola		—	—	—	—	—	—
Vincent J. Argiro, Ph.D.	20,000	4.99%	$7.3438	$7.3438	5/11/08	$70,127	$167,966
Steven P. Canakes	25,000	6.24%	$7.3438	$7.3438	5/11/08	$87,658	$209,957
Gregory S. Furness	20,000	4.99%	$7.3438	$7.3438	5/11/08	$70,127	$167,966
Jay D. Miller	20,000	4.99%	$7.3438	$7.3438	5/11/08	$70,127	$167,966

(1)
Represents the potential realizable value of each grant of options assuming that the market price of the underlying common stock appreciates in value from its fair market value on the date of grant to the end of the option term at the indicated annual rates.

(2)
All options granted to such Named Executive Officers in 2000 vest and become exercisable as to 28% of the shares one year after the date of grant, and as to an additional 2% per month thereafter until fully vested and exercisable.

    The following table sets forth certain information regarding the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 2000.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year-End ($)(1) Exercisable/Unexercisable
Albert Emola	—	—	77,000/198,000	$—/$—
Vincent J. Argiro, Ph.D.	3,500	$18,580	95,350/56,150	$99,453/$20,081
Steven P. Canakes	—	—	49,700/60,300	$55,343/$23,718
Gregory S. Furness	—	—	99,400/56,600	$103,725/$22,213
Jay D. Miller	—	—	93,100/62,900	$106,200/$33,175

(1)
Based on the difference between the December 31, 2000 closing price of $3.50 per share as reported on The Nasdaq SmallCap Market and the exercise prices of the options.

Employee Stock Purchase Plan

    The Vital Images, Inc. 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the Board of Directors on March 19, 1997 and by Bio-Vascular as the sole shareholder of the Company on May 1, 1997. The Stock Purchase Plan permits eligible employees to make voluntary contributions through payroll deductions to be used to purchase common stock from the Company. The Stock Purchase Plan consists of periodic offerings and the first such offering began on July 1, 1997. Each offering under the Stock Purchase Plan is for a period of three months (an "Offering Period"). An employee may elect to have up to a maximum of 10% deducted from his or her regular salary for purposes of purchasing up to 500 shares under the Stock Purchase Plan during each Offering Period. The price at which the employee shares are purchased will be the lower of (a) 85% of the closing price of the common stock of the Company on the day that an Offering Period commences under the Stock Purchase Plan, or (b) 85% of the closing price of the Company's common stock on the day that such Offering Period terminates. With certain exceptions, all employees of the Company who work at least 20 hours per week, including officers and directors who are employees, are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan provides for the issuance of up to 250,000 shares of common stock, and is administered by the Board of Directors, or by the Compensation Committee. Through December 31, 2000, 85,526 shares have been issued under the Stock Purchase Plan.

Other Stock Option Plans

    On May 12, 1997, Bio-Vascular, Inc., the former parent company of Vital Images, distributed all of the shares of common stock of Vital Images to Bio-Vascular's shareholders of record on May 5, 1997 in a distribution transaction (the "Distribution"). Pursuant to an Employee Benefits Agreement between Vital Images and Bio-Vascular, Vital Images and Bio-Vascular agreed to adjust each unexercised option to purchase Bio-Vascular common stock outstanding as of the record date for the Distribution ("Bio-Vascular Options") to reflect the Distribution (an "Adjusted Bio-Vascular Option"), and each holder of a Bio-Vascular Option was granted an option to purchase common stock of Vital Images in connection with the Distribution (a "Vital Images Option"). The exercise price and number of shares covered by each Adjusted Bio-Vascular Option, as well as the exercise price and number of shares covered by each Vital Images Option, was determined according to a formula provided in the Employee Benefits Agreement that was based on the relative fair market trading values of Bio-Vascular common stock and the Company's common stock during the first five trading days following the date of the Distribution.

    In connection with the issuance of Vital Images Options with respect to Bio-Vascular Options in existence on the date of the Distribution, the Company adopted the 1995 Stock Incentive Adjustment Plan, the Incentive Stock Option Adjustment Plan and the 1992 Director Stock Option Adjustment Plan. Each of these plans is intended to mirror the provisions of a corresponding Bio-Vascular option plan. As each Bio-Vascular option plan generally provides for the termination of options following termination of employment, each of such mirror plans was approved and adopted to provide that the Distribution will not cause a termination of any employee of the Company for the purposes of such plans, and that options held by employees of the Company following the Distribution will remain exercisable following the Distribution, so long as such employees remain employed by the Company or any subsidiary. Similar modifications to the existing 1990 Management Incentive Stock Option Plan and the 1992 Stock Option Plan were also adopted by the Company with respect to Bio-Vascular employees. Awards of options under these plans, as well as pursuant to certain non-plan award agreements, were made in connection with the Distribution. It is intended that the 1995 Stock Incentive Adjustment Plan, the Incentive Stock Option Adjustment Plan and the 1992 Director Stock Option Adjustment Plan, as well as the 1992 Stock Option Plan and the 1990 Management Incentive Stock Option Plan, will not be utilized to grant options to purchase common stock of the Company other than in connection with the Distribution. In connection with the Distribution, Vital Images granted 608,534 Vital Images Options.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

    James B. Hickey, Jr., Michael W. Vannier, M.D. and Sven A. Wehrwein, each of whom is a non-employee director of the Company, served as the members of the Company's Compensation Committee in 2000. See "Report of the Compensation Committee." Messrs. Argiro and Emola, the only executive officers of the Company who served on the Board of Directors in 2000, abstained from voting on compensation matters affecting their compensation.

Employment Arrangements

    The Company has entered into an Employment Agreement with Albert Emola effective December 27, 1999, which sets forth the terms of his employment as the Company's President and Chief Executive Officer. The agreement provides for an annual base salary of $180,000 and allows for a review and possible increase. In addition, Mr. Emola is eligible to receive bonuses as established by the Company's Board of Directors under the Company's management incentive plan. The agreement also provides for Mr. Emola's participation in the Company's fringe benefit plans and programs in which other senior executive officers of the Company participate. If the Company terminates Mr. Emola's employment without cause during the term of his Employment Agreement, the Company is required to pay Mr. Emola a severance payment equal to twelve-month base salary at the time of termination.

    In connection with Mr. Emola's employment, the Company granted him stock options to purchase 275,000 shares of common stock of the Company. The stock options have an exercise price of $3.5625 per share and vest as to 28% of the shares beginning one year after the date of grant and 2% per month thereafter. The options consist of an incentive stock option for 100,000 shares granted under the Company's 1997 Stock Option and Incentive Plan and an option for 175,000 shares, which is not subject to the 1997 Plan.

    The Company has entered into a change-in-control agreement with Mr. Emola in order to provide for certain benefits for him upon a "change in control" of the Company as defined in such agreement. If Mr. Emola's employment with the Company is terminated for any reason other than death, cause, disability or retirement, or if he terminates his employment with the Company for any reason, and the termination occurs within twelve months following a change in control, or prior to a change in control if his termination was a condition of the change in control, Mr. Emola is entitled to receive a lump sum cash payment equal to his annual base salary in effect on the date of the Change in Control multiplied by 2, as well as employee welfare benefits then in effect for a period of 24 months following such termination.

Change in Control Agreements and Severance Arrangements

    The Company has entered into agreements with Vincent J. Argiro, Steven P. Canakes, David M. Frazee, Gregory S. Furness, Jay D. Miller and Robert C. Samec in order to provide for certain benefits for them upon a "change in control" of the Company, as defined in such agreements. If each such officer's employment with the Company is terminated for any reason other than death, cause, disability or retirement, or if he terminates his employment with the Company for good reason, or in the case of Mr. Furness any reason, and the termination occurs within twelve months following a change in control, or prior to a change in control if his termination was a condition of the change in control, such officer would be entitled to a lump sum cash payment equal to his annual base salary in effect on the date of the Change in Control multiplied by 2, as well as employee welfare benefits then in effect for a period of 24 months. The agreements also incorporate standard confidentiality restrictions.

    The Company has severance arrangements with Messrs. Argiro, Furness and Miller which provide that, except in the case of dismissal for cause, each such officer is entitled to receive a severance payment equal to six months of his monthly base salary. In addition, each officer is entitled to one additional month of severance pay for each additional year of employment, starting with the sixth year of employment. The maximum amount of severance payable to each officer under such arrangement is capped at an amount equal to the base salary for one year. The Company has also entered into a severance arrangement with Steven Canakes which provides that, except in the case of termination for cause, the Company will pay Mr. Canakes a severance payment equal to three months of his monthly base salary.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Committee") is composed of non-employee directors of the Company. The Committee is responsible for assuring that compensation for executives is consistent with the Company's compensation philosophy. The Committee also administers and makes grants under the Company's 1997 Plan with respect to the Company's executive officers. James B. Hickey, Jr., Michael W. Vannier, M.D. and Sven A. Wehrwein, each of whom is a non-employee director of the Company, served as the members of the Company's Compensation Committee in 2000.

    The Company's executive compensation program is based on a pay-for-performance philosophy. Under the Company's program, an executive's compensation consists of three components: base salary, an annual incentive (bonus) payment and long-term incentives (stock options). Base salary is determined by an assessment of the executive's sustained performance against his or her individual job responsibilities, including the impact of such performance on the business results of the Company. Payments under the Company's annual incentive plan are tied to the level of achievement of annual performance targets, including revenue, operating results and other performance targets related to business functions under the executive's direction. Annual performance targets are based upon the Company's annual strategic plan as reviewed by the Board of Directors. An individual executive's annual incentive opportunity is based upon a percentage of his or her base salary.

    The Company's long-term incentives are in the form of stock options. The objectives of these awards are to advance the longer term interests of the Company and its shareholders, complement incentives tied to annual performance and align the interests of executives more closely with those of shareholders. The Company also believes that the entrepreneurial character of its executives makes the long-term incentives provided by its stock option program especially significant in the motivation and retention of its executives. The number of stock options awarded to an executive is based on the executive's position and his or her performance in that position. The executive's right to the stock options generally vests over a four-year period and each option is exercisable, to the extent it has vested, over an eight-year period following its grant.

    On February 24, 2000, the entire Board of Directors approved the proposed form of Employment Agreement between the Company and Mr. Albert Emola, the Company's current President and Chief Executive Officer, which provides for an annual base salary of $180,000 and entitles Mr. Emola to participate in the Company's management incentive plan. Under the management incentive plan, Mr. Emola may be entitled to receive annual bonus payments as recommended by the Compensation Committee and approved by the entire Board of Directors. In addition, Mr. Emola was granted stock options on December 28, 1999 for the purchase of an aggregate of 275,000 shares of the Company's common stock at an exercise price of $3.5625 per share. Such options vest as to 28% of the shares beginning one year after the date of grant and as to an additional 2% per month thereafter. The Compensation Committee believes that the compensation arrangements established for Mr. Emola are consistent with the philosophy and objective described above.

    The Committee believes that the Company's executives are focused on the attainment of a sustained high rate of growth and improving operating results for the benefit of the Company and its shareholders, and that the Company's compensation program, with its emphasis on performance-based and long-term incentive compensation, serves to reinforce this focus.

By the Compensation Committee

James B. Hickey, Jr., Chairman
Michael W. Vannier, M.D.
Sven A. Wehrwein

PERFORMANCE GRAPH

    Since September 29, 2000, the Company's common stock has been quoted on The Nasdaq SmallCap Market. From May 14, 1997 until September 29, 2000, the Company's common stock was quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. Prior to May 12, 1997, the Company was a wholly-owned subsidiary of Bio-Vascular, and there was no public market for the Company's common stock. The following graph shows changes during the period from May 14, 1997 (the date on which the Company's common stock was first traded on the OTC Bulletin Board) to December 31, 2000, in the value of $100 invested in: (1) the Company's common stock; (2) the CRSP Total Return Index for The Nasdaq Stock Market (US); and (3) Nasdaq Non-Financial Stocks. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
5/14/1997
6/30/1997
12/31/1997
6/30/1998
12/31/1998
6/30/1999
12/31/1999
6/30/2000
12/29/2000
Vital Images, Inc.
CRSP Total Return Index for Nasdaq Stock Market (US)
Nasdaq Non-Financial Stocks

	5/14/97	6/30/97	12/31/97	6/30/98	12/31/98	6/30/99	12/31/99	6/30/00	12/29/00
Vital Images, Inc.	$100.00	$59.30	$51.16	$117.44	$65.12	$315.12	$165.12	$251.16	$130.23
CRSP Total Return Index for Nasdaq Stock Market (US)	$100.00	$108.28	$118.52	$142.53	$167.14	$205.05	$310.62	$303.14	$186.93
Nasdaq Non-Financial Stocks	$100.00	$107.86	$114.23	$140.75	$167.68	$208.40	$328.36	$321.75	$191.62

APPROVAL OF AMENDMENT TO 1997 STOCK OPTION
AND INCENTIVE PLAN TO INCREASE NUMBER OF SHARES
RESERVED FOR ISSUANCE THEREUNDER
(Proposal 2)

    The Vital Images, Inc. 1997 Stock Option and Incentive Plan ("1997 Plan") was adopted by the Board of Directors on March 19, 1997 and approved by Bio-Vascular, the sole shareholder of the Company, on May 1, 1997. An aggregate of 675,000 shares originally was reserved for issuance under the 1997 Plan at the time of its adoption. On February 25, 1998, the Board of Directors voted to increase the number of shares reserved for issuance under the 1997 Plan to 925,000 shares, shares which was approved by the shareholders at the 1998 Annual Meeting; on February 25, 1999, the Board of Directors voted to increase the number of shares reserved for issuance under the 1997 Plan to 1,425,000 shares, which was approved by the shareholders at the 1999 Annual Meeting; and on February 24, 2000, the Board of Directors voted to increase the number of shares reserved for issuance under the 1997 Plan to 1,925,000 shares, which was approved by the Company's shareholders at the 2000 Annual Meeting. On February 8, 2001, the Board of Directors voted to increase the number of shares reserved for issuance under the 1997 Plan to 2,500,000 shares, subject to the approval of the Company's shareholders on or before February 8, 2002. The shareholders are being asked to approve the amendment to the 1997 Plan to increase the number of shares reserved for issuance thereunder at the Annual Meeting.

    The 1997 Plan is intended to assist the Company in hiring and retaining well-qualified employees, consultants, and other service providers by allowing them to participate in the ownership and growth of the Company through the grant of incentive and non-statutory stock options ("Options"), awards of restricted stock, performance units, stock bonuses or any combination thereof. Management believes that the granting of Options and other awards will serve as partial consideration for and give well-qualified employees, consultants, and other service providers an additional inducement to remain in the service of the Company and provide them with an increased incentive to work for the Company's success. To enable the Company to continue to grant stock-based awards in furtherance of the purposes and objectives of the 1997 Plan, the Board recommends that the shareholders approve the proposed increase in the number of shares reserved for issuance under the 1997 Plan.

    The principal features and effects of the 1997 Plan are discussed below.

Administration

    The 1997 Plan is administered by the Compensation Committee of the Board of Directors, which determines when and which employees, consultants, and other service providers will be granted Options and awards under the 1997 Plan. Subject to the provisions of the 1997 Plan, the Compensation Committee also determines the type, amount and terms of awards (including restrictions) and makes all other determinations necessary or advisable for the administration of the 1997 Plan. The determinations by the Compensation Committee are not required to be made on a uniform basis and are final and conclusive.

    Employees of the Company and any of its "Affiliates" (as such term is defined in the 1997 Plan) are eligible for selection to receive Options qualified as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Employees, consultants and other service providers of the Company or its Affiliates may be granted non-qualified Options ("NQOs"), restricted stock awards, performance units or stock bonuses.

    The 1997 Plan will terminate on the earlier of the date on which the 1997 Plan is terminated by the Board of Directors of the Company or March 19, 2007. Options or restricted stock awards outstanding at the termination of the 1997 Plan may continue to be exercised in accordance with their terms after such termination. The 1997 Plan may be amended at any time by the Board of Directors.

However, without the approval of a majority of the Company's shareholders voting at a meeting at which a quorum is present, no such amendment may (i) materially increase the benefits accruing to participants under the 1997 Plan; (ii) increase the number of shares available for issuance or sale pursuant to the 1997 Plan (other than as permitted in certain circumstances provided by the 1997 Plan); or (iii) materially modify the requirements as to eligibility for participation in the 1997 Plan.

Shares Subject to 1997 Plan

    The 1997 Plan, as amended, provides that the total number of shares of the Company's common stock that may be purchased pursuant to the exercise of Options and issued in connection with other awards shall not exceed 2,500,000 shares, subject to adjustment as provided in the 1997 Plan. The shareholders are being asked to approve the amendment to the 1997 Plan to increase the number of shares reserved for issuance thereunder from 1,925,000 to 2,500,000. The shares to be issued upon the exercise of Options and awards granted under the 1997 Plan will be currently authorized but unissued shares of common stock of the Company. The number of shares of the Company's common stock available under the 1997 Plan, the exercise price of an Option, or the value of an award, may be adjusted by the Compensation Committee in its sole discretion upon any stock dividend or split, recapitalization, reclassification, combination, exchange of shares, or other similar corporate change, if the Compensation Committee determines that such change necessarily or equitably requires such an adjustment.

Plan Awards

    Stock Options.  Upon the grant of an Option, the Compensation Committee fixes the number of shares of the Company's common stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. With regard to ISOs, the exercise price cannot be less than the "fair market value" of the common stock at the time the ISO is granted, or 110% of such fair market value in certain cases. Further, the aggregate fair market value of common stock (determined at the time the ISO is granted) subject to ISOs granted to an employee under all the Company's option plans that become exercisable for the first time by such employee during any calendar year may not exceed $100,000. NQOs may be granted at less than the fair market value of the common stock, but not less than 85% of fair market value. See "Federal Income Tax Consequences." Each Option will be exercisable by the optionee only during the term fixed by the Compensation Committee, with such term ending not later than ten years after the date of grant (in the case of ISOs). Payment for shares upon exercise of any Option may be made in cash, in shares of the Company's common stock having an aggregate fair market value on the date of exercise which is not less than the exercise price of the Option, or by a combination of cash and such shares, as the Compensation Committee may determine.

    Options granted under the 1997 Plan are non-transferable except to the extent permitted by the agreement evidencing such Option. However, no ISO will be transferable by any optionee other than by will or the laws of descent and distribution. If, pursuant to the agreement evidencing any Option, such Option remains exercisable after the optionee's death, it may be exercised to the extent permitted by such agreement by the personal representative of the optionee's estate or by any person who acquired the right to exercise such option by bequest, inheritance, or otherwise, by reason of the optionee's death.

    Restricted Stock Awards.  Restricted stock awards granted pursuant to the 1997 Plan entitle the holder to receive shares of the Company's common stock, which will be subject to forfeiture to the Company if specified conditions are not satisfied. The Compensation Committee may establish a period (the "Restricted Period") at the time a restricted stock award is granted during which the holder will not be permitted to sell, transfer, pledge, encumber, or assign the shares of the Company common stock subject to the award. During the Restricted Period, the holder of shares subject to the restricted stock award shall have all of the rights of a shareholder of the Company with respect to such shares, including the right to vote the shares and to receive any dividends and other distributions with respect to the shares. Except to the extent otherwise provided in the restricted stock agreement governing each restricted stock award, all shares of the Company's common stock then subject to any restriction will be forfeited to the Company without further obligation of the Company to the holder thereof, and all rights of the holder with respect to such shares will terminate, if the holder ceases to provide services to the Company or its Affiliates as an employee, consultant or other service provider.

    Performance Units.  Performance units may entitle the recipient to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established performance or other goals. A recipient may be granted one or more performance units under the 1997 Plan, and such performance units will be subject to such terms and conditions, consistent with the other provisions of the 1997 Plan, as may be determined by the Compensation Committee in its sole discretion.

    Stock Bonus.  A stock bonus entitles a recipient to receive an award of common stock of the Company. Stock bonuses will be subject to such terms and conditions, consistent with the other provisions of the 1997 Plan, as may be determined by the Compensation Committee. The Compensation Committee may impose such restrictions on the assignment or transfer of a stock bonus as it deems appropriate.

Immediate Acceleration of Awards

    The 1997 Plan provides that, notwithstanding any other provisions contained in the 1997 Plan or the agreement evidencing any Option or restricted stock award thereunder, the restrictions on all shares of restricted stock shall lapse immediately, and all outstanding Options will become exercisable immediately, if any of the following events occur: (i) the sale, lease, exchange or other transfer of substantially all of the assets of the Company; (ii) the liquidation or dissolution of the Company; (iii) certain mergers or consolidations of the Company which result in a reduction in the voting power of the current shareholders of the Company; (iv) any person becomes the beneficial owner of more than 20% of the Company's Common Stock without the advance approval of the incumbent directors or more than 50% of the voting power of the Company's outstanding stock without regard to consent by the incumbent directors; (v) the incumbent directors cease for any reason to constitute at least a majority of the Board; or (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act.

Federal Income Tax Consequences

    The following description is a general summary of the current federal income tax provisions relating to the grant and exercise of ISOs and NQOs under the 1997 Plan, the grant of other awards thereunder, and the sale of shares of common stock acquired upon exercise of Options or under a restricted stock award, performance unit or stock bonus. The provisions summarized below are subject to changes in federal income tax laws and regulations, and the effects of such provisions may vary with individual circumstances.

    Incentive Stock Options.  ISOs granted under the 1997 Plan are intended to be "incentive stock options" as defined by Section 422 of the Code. Under present law, the recipient of an ISO will not realize taxable income upon the grant or the exercise of an ISO; and the Company will not receive an income tax deduction at either such time. Generally, if an optionee exercises an ISO at any time prior to three months after termination of the optionee's employment and does not sell the shares acquired upon exercise of an ISO within later of either (i) two years after the grant of the ISO or (ii) one year after the date of exercise of the ISO, the gain upon a subsequent sale of the shares will be taxed as long-term capital gain. If the optionee does not satisfy these requirements, the optionee generally will recognize ordinary income in an amount equal to the difference between the exercise price paid in connection with exercise of the ISO and the fair market value of the shares acquired as of the date of exercise of the ISO, and will recognize capital gain on the difference between the sale price of the shares and the fair market value of the shares as of the date of exercise. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the optionee.

    Upon the exercise of an ISO, the excess of the stock's fair market value on the date of exercise over the exercise price will be included in the optionee's alternative minimum taxable income ("AMTI") and may result in the imposition of a tax on such AMTI. Liability for the alternative minimum tax is complex and depends upon an individual's overall tax situation.

    Non-Qualified Stock Options.  Generally, upon the grant of an NQO, neither the Company nor the optionee will experience any tax consequences. Upon exercise of an NQO granted under the 1997 Option Plan, or upon the exercise of an Option initially intended to be an ISO that does not qualify for the tax treatment described above, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock received over the exercise price paid by the optionee with respect to such shares. The amount recognized as ordinary income by the optionee will increase the optionee's basis in the stock acquired pursuant to the exercise of the NQO. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the NQO. Upon a subsequent sale of the stock, the optionee will recognize short-term or long-term gain or loss depending upon the holding period for the stock and upon the stock's subsequent appreciation or depreciation in value.

    Restricted Stock Awards.  A participant who receives an award of restricted stock under the 1997 Plan generally will recognize ordinary income at the time at which the restrictions on such shares (the "Restrictions") lapse, in an amount equal to the excess of (i) the fair market value of such shares at the time the Restrictions lapse, over (ii) the price, if any, paid for such shares. If the participant makes an election with respect to such shares under Section 83(b) of the Code, not later than 30 days after the date shares are transferred to the participant pursuant to such award, the participant will recognize ordinary income at the time of transfer in an amount equal to the excess of (i) the fair market value of the shares covered by the award (determined without regard to any restriction other than a restriction which by its terms will never lapse) at the time of such transfer over (ii) the price, if any, paid for such shares. If, subsequent to the lapse of Restrictions on his or her shares, the participant sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares to the holder will be taxed as long-term or short-term capital gain or loss, depending on whether the participant's holding period for such shares exceeds the applicable holding period at the time of sale and provided that the participant holds such shares as a capital asset at such time.

    Performance Units.  A recipient of a performance unit normally will not recognize taxable income at the time the performance unit is granted. Thereafter, the recipient will recognize ordinary income as his or her rights under the performance unit vest, and he or she receives a payment of the economic value of a vested performance unit in the form of cash, common stock, or any combination thereof. The amount of such ordinary income will be equal to the amount of cash received, the market value of common stock received, or a combination thereof. Upon a subsequent sale of any common stock received, the change in the value of the common stock would be treated as a capital gain or loss. The Company or its appropriate subsidiary will generally be allowed an income tax deduction equal to the ordinary income recognized by the recipient.

    Stock Bonus.  A recipient of a stock bonus normally will recognize ordinary income at the date of the Award equal to the value of the stock received, unless rights to all or part of the stock are not immediately vested or are subject to restrictions. Upon a subsequent sale of the common stock, the change in the value of the common stock would be treated as capital gain or loss. The Company or its appropriate subsidiary will generally be allowed an income tax deduction equal to the ordinary income recognized by the recipient.

Shareholder Approval

    The affirmative vote of a majority of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required to approve the amendment to the 1997 Plan increasing the number of shares reserved for issuance thereunder from 1,925,000 to 2,500,000 shares.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1997 STOCK OPTION AND INCENTIVE PLAN AS SET FORTH IN PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE

    Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

    The Audit Committee of the Company's Board of Directors (the "Audit Committee") is charged with the responsibility of assisting the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee is responsible for reviewing the Company's financial reporting process, its system of internal control, the audit process and compliance with laws and regulations. The Audit Committee also has the authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

    The Audit Committee is composed of three independent directors appointed annually by the Board of Directors. James B. Hickey, Jr., Michael W. Vannier, M.D. and Sven A. Wehrwein served as members of the Audit Committee in 2000. The Board of Directors has determined that Messrs. Hickey, Vannier and Wehrwein are independent as defined in the rules of The Nasdaq Stock Market. During 2000, the Board of Directors adopted an Audit Committee Charter, a copy of which is attached as Exhibit A to this Proxy Statement.

    The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2000; discussed with the Company's independent auditors the matters required to be discussed by Statement On Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented; received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as it may be modified or supplemented; and discussed with the independent auditors their independence.

    Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

By the Audit Committee

Sven A. Wehrwein, Chairman
James B. Hickey, Jr.
Michael W. Vannier, M.D.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(Proposal 3)

    The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2001. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from shareholders.

    All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of the independent accountants, unless other instructions are indicated thereon.

Audit Fees

    The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for 2000 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed in 2000 were approximately $36,000.

Financial Information Systems Design and Implementation Fees

    For the year ended December 31, 2000, no fees were billed to the Company by PricewaterhouseCoopers LLP for professional services related to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

    The aggregate fees billed for all other professional services rendered by PricewaterhouseCoopers LLP to the Company in 2000, including but not limited to fees for tax return preparation and assistance with our registration statement on Form S-3, were approximately $19,000.

    The Board considers the provision of services by PricewaterhouseCoopers LLP to the Company, over and above the external audit fees, but including the internal audit fees, to be compatible with PricewaterhouseCoopers LLP's ability to maintain its independence

Shareholder Approval

    The affirmative vote of a majority of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2001.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS AS SET FORTH IN PROPOSAL 3.

By Order of the Board of Directors
Gregory S. Furness, Secretary

April 17, 2001

Exhibit A

VITAL IMAGES, INC.
AUDIT COMMITTEE CHARTER

MISSION STATEMENT

    The audit committee will assist the Board of Directors in fulfilling its oversight responsibility. The audit committee will review the financial reporting process, the system of internal control, the audit process and the Company's process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the committee will maintain effective working relationships with the Board of Directors, management and the external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the Company's business, operations and risks. Since the outside auditor has ultimate accountability to the board of directors, the audit committee, as representatives of shareholders, will have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

ORGANIZATION

Composition of Committee

    The committee will be composed of at least three independent directors appointed annually by the Board of Directors. The Chief Executive Officer and the Chief Financial Officer will participate in meetings to provide data and answer questions from committee members, but will not be members of the committee.

Membership Qualifications

    Each member of the committee will be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, or become able to do so within a reasonable period of time after his or her appointment to the committee. Further, at least one member of the committee will have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Frequency of Meetings

    The audit committee will meet regularly and carefully plan its timetable, agendas and participants. The number of meetings will be influenced by the agenda and will generally be scheduled in conjunction with the meetings of the Board of Directors. Meetings will be scheduled far enough in advance of the Board of Directors' meeting to allow time for making any changes the committee suggests.

Appointment of Chairperson

    The committee chairperson will be appointed annually by the Board of Directors.

ROLES AND RESPONSIBILITIES

Internal Control

  •
  Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities;

  •
  Focus on the extent to which external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;

  •
  Gain an understanding of whether internal control recommendations made by external auditors have been implemented by management; and

  •
  Ensure that the external auditors keep the audit committee informed about fraud, illegal acts, deficiencies in internal control and certain other matters.

Financial Reporting

General

  •
  Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

  •
  Ask management and the external auditors about significant risks and exposures and the plans to minimize such risks.

Annual Financial Statements

  •
  Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles, particularly those involving revenue recognition and accounting for software development costs;

  •
  Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

  •
  Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of allowance for doubtful accounts receivable, as well as commitments and contingencies;

  •
  Meet with management and the external auditors to review the financial statements and the results of the audit;

  •
  Consider management's handling of proposed audit adjustments, both recorded and unrecorded, identified by the external auditors;

  •
  Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the Company and its operations; and

  •
  Ensure that the external auditors communicate certain required matters to the committee.

Interim Financial Statements

  •
  Be briefed on how management develops and summarizes quarterly financial information, as well as the extent to which the external auditors review quarterly financial information and whether that review is performed on a pre- or post-issuance basis;

  •
  Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review. (This may be done by the committee chairperson or the entire committee);

  •
  Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of allowance for doubtful accounts receivable, as well as commitments and contingencies;

  •
  To gain an insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the external auditors on whether:

  •
  Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

  •
  Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company's operations and financing practices;

  •
  Generally accepted accounting principles have been consistently applied;

  •
  There are any actual or proposed changes in accounting or financial reporting practices;

  •
  There are any significant or unusual events or transactions;

  •
  The Company's financial and operating controls are operating effectively;

  •
  The Company has complied with the terms of loan agreements or security indentures; and

  •
  The interim financial statements contain adequate and appropriate disclosures.
  •
  Ensure that the external auditors communicate certain required matters to the committee.

Compliance with Laws and Regulations

  •
  Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

  •
  Periodically obtain updates from management, general counsel and the management representative responsible for taxes regarding compliance;

  •
  Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

  •
  Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

Compliance with Code of Conduct

  •
  Ensure that a code of conduct is formalized in writing and that all employees are aware of it;

  •
  Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;

  •
  Review the program for monitoring compliance with the code of conduct; and

  •
  Periodically obtain updates from management and general counsel regarding compliance.

External Audit

  •
  Review the external auditors' proposed audit scope and approach;

  •
  Review the performance of the external auditors and recommend to the Board of Directors the appointment or discharge of the external auditors; and

  •
  Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards. Discuss with the auditors any disclosed relationships or services that may affect the objectivity and independence of the auditor and take, or recommend that the full board take, appropriate action to oversee the independence of the outside auditor.

Other Responsibilities

  •
  Meet with the external auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately;

  •
  Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis;

  •
  Review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements;

  •
  Review the policies and procedures in effect for considering officers' expenses and perquisites;

  •
  If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

  •
  Perform other oversight functions as requested by the full Board of Directors; and

  •
  Review and update or affirm this charter as required; receive approval of changes, if any, from the Board of Directors.

REPORTING RESPONSIBILITIES

    The chairperson will regularly update the Board of Directors about committee activities and make appropriate recommendations to the Board of Directors on behalf of the committee.

PROXY

VITAL IMAGES, INC.
PROXY SOLICITED BY BOARD OF DIRECTORS
For Annual Meeting of Shareholders
May 10, 2001

The undersigned, revoking all prior proxies, hereby appoints Albert Emola and Gregory S. Furness, or either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Vital Images, Inc. (the "Company") of record in the name of the undersigned at the close of business on March 23, 2001, at the Annual Meeting of Shareholders to be held on Thursday, May 10, 2001, or at any adjournment thereof, upon the following matters:

1.
Election of the following nominees as directors:

Douglas M. Pihl, Albert Emola, Vincent J. Argiro, James B. Hickey, Jr.,
Richard W. Perkins, Michael W. Vannier and Sven A. Wehrwein

/ /  FOR ALL NOMINEES                                                 / /  WITHHOLD FOR ALL NOMINEES

/ /  FOR ALL NOMINEES EXCEPT THE FOLLOWING:

(Write the name(s) of the nominee(s) withheld in the space provided below.)

2.
Approval of amendment to the 1997 Stock Option and Incentive Plan to increase the number of shares reserved for issuance thereunder.

/ / FOR            / / AGAINST            / / ABSTAIN

3.
Ratification of appointment of PricewaterhouseCoopers LLP as independent accountants for Company for the fiscal year ending December 31, 2001.

/ / FOR            / / AGAINST            / / ABSTAIN

4.
In their discretion the proxies are authorized to vote upon such matters as may properly come before the meeting.

Please mark, date, sign, and mail this proxy promptly in the enclosed envelope.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Dated:	, 2001.

(Signature of Shareholder)
(Signature of Shareholder)
Please sign your name exactly as it appears to the left on this proxy. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

QuickLinks

SOLICITATION OF PROXIES
VOTING AND REVOCATION OF PROXY
PROPOSALS OF SHAREHOLDERS
OTHER BUSINESS
FINANCIAL INFORMATION
BENEFICIAL OWNERSHIP OF COMMON STOCK
ELECTION OF DIRECTORS (Proposal 1)
INFORMATION CONCERNING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
REPORT OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
APPROVAL OF AMENDMENT TO 1997 STOCK OPTION AND INCENTIVE PLAN TO INCREASE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER (Proposal 2)
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS (Proposal 3)